Exhibit 3

as of November 13, 2013

BACKSTOP AGREEMENT

WHEREAS, this backstop agreement (the “Agreement”) sets out the agreement among: (a) Jaguar Mining Inc. (“Jaguar” or the “Company”), (b) its subsidiaries, MCT Mineração Ltda., Mineração Turmalina Ltda. and Mineração Serras do Oeste Ltda. (collectively, the “Subsidiaries”), and (c) each of the other signatories to this Agreement (each a “Backstopper” and collectively the “Backstoppers”), regarding the obligation of Backstoppers to purchase any and all Offering Shares (as defined below) that are offered but not otherwise purchased pursuant to the Subscription Privilege (as defined below) under the Share Offering (as defined below), on the terms and conditions set forth in this Agreement and the Plan (as defined below);

WHEREAS, the Company and the Backstoppers, in their capacities as holders of Jaguar’s $165.0 million 4.5% Senior Unsecured Convertible Notes due November 1, 2014 (the “4.5% Convertible Notes”) and/or $103.5 million 5.5% Senior Unsecured Convertible Notes due March 31, 2016 (the “5.5% Convertible Notes”, together with the 4.5% Convertible Notes, the “Notes”), are party to a Support Agreement dated the date hereof (together with the Schedules thereto, the “Support Agreement”) regarding the principal aspects of a series of transactions (collectively, the “Transaction”) under which it is contemplated that, among other things, the Notes and potentially certain other unsecured claims will be compromised and extinguished in exchange for common shares in the capital of reorganized Jaguar (the “New Jaguar Common Shares”) and the right for eligible subscribers to participate in an offering (the “Share Offering”) of 70,955,797i New Jaguar Common Shares (the “Offering Shares”), all as more fully defined and described in the Support Agreement and in the term sheet attached thereto as Schedule B and forming a part thereof (the “Term Sheet”, with the terms of the Transaction set out therein, in the Support Agreement and in this Agreement being, collectively, the “Transaction Terms”), which Transaction Terms shall form the basis for the terms of, be set forth in, and be implemented pursuant to, a plan of arrangement (the “Plan”) to be filed in respect of the Company in proceedings (the “Proceedings”) to be commenced under the Canada Business Corporations Act (the “CBCA”) or the Companies’ Creditors Arrangement Act (the “CCAA”), as applicable; and

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i Assuming the issuance of 111,111,111 New Jaguar Common Shares in the aggregate.  If a different number of New Jaguar Common Shares are issued, the number of Offering Shares to be issued will be adjusted proportionally.

WHEREAS, capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Schedule A attached hereto or in the Support Agreement.

WHEREAS unless otherwise stated, all monetary amounts contained herein are expressed in US dollars.

NOW THEREFORE, the Company and the Backstoppers (each, a “Party” and collectively, the “Parties”) hereby agree as follows:

1.	Share Offering

(a)
Subject to and in accordance with the terms and conditions of this Agreement, the Plan and the Support Agreement, the Issuer shall undertake the Share Offering as part of the Plan. Pursuant to the Share Offering: (i) each Eligible Subscriber (for greater certainty, including each of the Backstoppers delivering a Rep Letter to the Issuer on or before the Election Deadline) will have the right to participate in the Share Offering by electing, in accordance with the provisions of the Plan, to subscribe for and purchase from the Issuer up to its pro rata share (based on the fraction that its Convertible Notes Claim represents of the total Convertible Notes Claims) of Offering Shares under the Share Offering (the “Subscription Privilege”); and (ii) each Participating Subscriber shall be allocated its pro rata share (based on the fraction that its Accrued Interest Claim represents of the total Accrued Interest Claims) of 9,044,203ii New Jaguar Common Shares (the “Accrued Interest Offering Shares”), provided that in no event shall a Participating Subscriber receive a greater number of Accrued Interest Offering Shares than Offering Shares.  Any Accrued Interest Offering Shares remaining after the allocation of the Accrued Interest Offering Shares to the Participating Subscribers pursuant to (ii) above shall be reallocated among Participating Subscribers who have received less Accrued Interest Offering Shares than Offering Shares on a pro rata basis based on Accrued Interest Claims.

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ii Assuming the issuance of 111,111,111 New Jaguar Common Shares in the aggregate.  If a different number of New Jaguar Common Shares are issued, the number of Accrued Interest Offering Shares to be issued will be adjusted proportionally.

(b)
The subscription price for any Offering Shares issued pursuant to an exercise of the Subscription Privilege or any Backstopped Shares issued pursuant to the Backstop Purchase Obligation shall be as set out in the Information Circular and the Plan (the “Issue Price”).

(c)	The Information Circular and Plan shall provide for:

(i)	the manner in which Eligible Subscribers may elect to participate in the Share Offering (including the Election Deadline);

(ii)
the manner in which Participating Subscribers that are Backstoppers may elect to have their Backstop Commitment reduced by the total Issue Price that such Backstopper deposits into escrow on or before the Participating Subscriber Funding Deadline (as defined below) in respect of Offering Shares that such Backstopper subscribes for pursuant to the exercise of all or part of its Subscription Privilege, provided that such Backstopper’s Backstop Commitment shall not be reduced below zero (the “Backstop Commitment Reduction Election”, with a Backstopper so electing being a “Commitment Reduction Electing Backstopper”);

(iii)
the manner in which each Participating Subscriber will be informed of the number of Offering Shares to be acquired by them on implementation of the Plan pursuant to the Subscription Privilege and the aggregate Issue Price therefor, and the number of Accrued Interest Offering Shares allocated to them;

(iv)
the date (the “Participating Subscriber Funding Deadline”, which date shall be a date prior to the Funding Deadline relating to the Backstop Commitments) by which each Participating Subscriber (for greater certainty, including each Backstopper who has properly exercised all or part of its Subscription Privilege) must deposit in escrow the aggregate Issue Price for all Offering Shares subscribed for by it pursuant to the exercise of all or part of its Subscription Privilege (the “Participating Subscriber’s Payment Amount”), failing which it will cease to be a Participating Subscriber and its subscription for Offering Shares pursuant to the Subscription Privilege and right to receive Accrued Interest Offering Shares shall be null and void;

(v)
the manner in which the Backstoppers will be informed of the number of Offering Shares not validly subscribed for pursuant to the Subscription Privilege and the number of Backstop Consideration Shares allocated to them;

(vi)	the release to the Issuer of funds from escrow in respect of the aggregate Issue Price for the Offering Shares subscribed for pursuant to the Subscription Privilege; and

(vii)	the issuance of the Offering Shares and Accrued Interest Offering Shares to the Participating Subscribers and the Backstopped Shares and Backstop Consideration Shares to the Backstoppers.

(d)
No fractional Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares shall be issued under the Share Offering. To the extent that any Eligible Subscriber would otherwise be entitled to receive a fractional Offering Share, Accrued Interest Offering Share, Backstopped Share or Backstop Consideration Share pursuant to the Subscription Privilege, its Backstop Purchase Obligation or otherwise, the number of Offering Shares or Backstopped Shares that would be acquired by or Accrued Interest Offering Shares or Backstop Consideration Shares allocated to such Eligible Subscriber shall be rounded down to the nearest whole number.

(e)
Any Backstopped Shares remaining after any assumption of all or a part of the Backstop Commitment(s) of the Defaulting Backstopper(s) or Objecting Backstopper(s) in accordance with Section 2(d) or Section 8(c), as applicable, as at the Implementation Date shall not be issued by the Issuer.

2.	Covenants and Agreements of the Backstoppers

(a)	Subject to and in accordance with the terms and conditions of this Agreement, each of the Backstoppers hereby severally agrees to:

(i)
purchase from the Issuer, at the Issue Price and on the Implementation Date, its pro rata share (based on the fraction that its Backstop Commitment represents of the Total Offering Size) of the Offering Shares that were not validly subscribed for and taken up pursuant to the Subscription Privilege (the “Backstopped Shares”);

(ii)
co-operate with the Issuer (at the Issuer’s sole cost and expense) in obtaining such consents and approvals as are required in order to permit such Backstopper to acquire all of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares that may be issued to it pursuant to the Share Offering and this Agreement; and

(iii)
co-operate with the Company (at the Company’s sole cost and expense) in the preparation of the Information Circular to the extent information is required from the Backstopper or is otherwise contemplated hereunder.

(b)
Each Backstopper represents, warrants and covenants that it has, and at the Funding Deadline (as defined below) will have, the financial ability and sufficient funds available to make and complete the payment for all Backstopped Shares that it has committed to purchase hereunder, and the availability of such funds is not and will not be subject to the consent, approval or authorization of any other Person.

(c)
Without limiting Section 2(b), each Backstopper shall deliver to the Escrow Agent, not later than 2:00 p.m. (Toronto time) on the day that is five Business Days prior to the Implementation Date (the “Funding Deadline”), either:

(i)
cash in an amount equal to such Backstopper’s Backstop Commitment as at the date on which the Backstopper makes such delivery based on the number of Backstopped Shares to be purchased by it in accordance with Section 2(a)(i); or

(ii)
a letter of credit, in form and substance reasonably satisfactory to the Issuer, having a face amount equal to the amount described in Section 2(c)(i), and issued by a financial institution having an equity market capitalization of at least $10,000,000,000 and a credit rating of at least A+ from Standard & Poor’s or A1 from Moody’s, in each case: (1) to be held in escrow, on terms acceptable to the Issuer and the Backstoppers, in each case acting reasonably, until all conditions to the Share Offering have been satisfied or waived in accordance with this Agreement and with irrevocable instructions to use such cash or letter of credit, as applicable, to the extent required to enable such Backstopper to comply with its Backstop Purchase Obligation; and (2) provided for greater certainty that, if a Backstopper (A) has exercised all or part of its Subscription Privilege and has paid its Participating Subscriber’s Payment Amount on or before the Participating Subscriber Funding Deadline, and (B) is a Commitment Reduction Electing Backstopper whose Backstop Commitment has been reduced to zero, such Backstopper shall not be required to deliver cash or a letter of credit to the Escrow Agent to comply with its Backstop Purchase Obligation under this Agreement and in no event shall such non-delivery constitute a default or failure to meet its obligations hereunder.

(d)
In the event that any one or more Backstoppers fails to meet its obligations in respect of its Backstop Commitment on or before the Funding Deadline (any such Backstopper, a “Defaulting Backstopper”), the Issuer shall provide the non-defaulting Backstoppers (the “Non-Defaulting Backstoppers”) or such other party or parties acceptable to the Non-Defaulting Backstoppers and the Issuer, in each case acting reasonably, that execute a Consent Agreement with the opportunity to assume those obligations (and the rights), and the Non-Defaulting Backstoppers or such other party or parties acceptable to the Non-Defaulting Backstoppers and the Issuer may, but shall not be obligated to, assume the Backstop Commitment(s) of the Defaulting Backstopper(s).

3.	Covenants and Agreements of the Company

Subject to and in accordance with the terms and conditions of this Agreement, the Company undertakes and agrees with and in favour of each of the Backstoppers that:

(a)	The Company will advise each Backstopper, within three Business Days following the Election Deadline, of the total number of Offering Shares subscribed for under the Subscription Privilege.

(b)
If a Backstopper (A) has exercised all or part of its Subscription Privilege and has paid the Participating Subscriber’s Payment Amount on or before the Participating Subscriber Funding Deadline, and (B) is a Commitment Reduction Electing Backstopper whose Backstop Commitment has been reduced to zero, such Backstopper shall not be required to deliver cash or a letter of credit to the Escrow Agent to comply with its Backstop Purchase Obligation under this Agreement and in no event shall such non-delivery constitute a default or failure to meet its obligations hereunder.

(c)
The Company will use commercially reasonable efforts to obtain all necessary consents, approvals or exemptions for the creation, offering and issuance of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares and the entering into and performance by it of this Agreement and the transactions contemplated herein.

(d)	The Company will pay all fees and expenses as set out in paragraph 7(b)(x).

(e)
The Issuer shall file a Form D with the U.S. Securities Commission with respect to the applicable Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares that are issued pursuant to Regulation D.

(f)
After the date hereof, the Company will not incur any new indebtedness prior to the Implementation Date except for indebtedness that is incurred in the ordinary course of business and that is not material.

(g)
From the date hereof through the earlier of the Implementation Date and termination of this Agreement, the Company will notify Goodmans, in writing, within two Business Days of receipt of any notice, written demand, request, inquiry or other correspondence (in each case, both formal or informal) by any Governmental Entity concerning the Share Offering or the issuance, or threatened or contemplated issuance, by any Governmental Entity of any cease trading or similar order or ruling relating to any securities of the Company. Any notice delivered pursuant to this Section 3(g) shall contain reasonable details of the notice, demand, request, inquiry, correspondence, order or ruling in question.

(h)
The Issuer shall take all action as may be required so that, as of the Election Deadline and the Implementation Date, each of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares shall be conditionally approved for listing on the TSX or such other Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders, subject only to receipt of customary final documentation.

(i)
The Issuer shall take all action as may be required so that, as of the Implementation Date, each of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares (i) shall be freely tradable in Canada (provided that the trade is not a “control distribution” as defined in Canadian Securities Laws, no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid to a person or company in respect of the trade, and if the selling security holder is an insider or officer of the Issuer, the selling security holder has no reasonable grounds to believe that the Issuer is in default of Canadian Securities Laws) and (ii) shall be eligible for immediate resale on or through the facilities of the TSX or such other Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders pursuant to Rule 904 of Regulation S (subject to execution and delivery by the seller of a Declaration in the form attached as Schedule C).

(j)
Prior to the Implementation Date, the Issuer shall enter into the Registration Rights Agreement and offer all of the Participating Subscribers and Backstoppers the opportunity to become party to the Registration Rights Agreement.

(k)
The Company shall use best efforts to the extent possible under applicable Laws to maintain a listing on a Designated Offshore Securities Market and its status as a reporting company in the United States under Section 12 of the Securities Exchange Act of 1934 (or, if the Issuer is not the Company, the Issuer will use its best efforts to the extent possible under applicable Laws to be a successor to the Company and shall make all necessary filings under such Act so that as of the Implementation Date the Issuer to the extent possible under applicable Laws will succeed to the Company’s status as a reporting company in the United States under Section 12 of such Act and thereafter shall use best efforts to maintain such status), including using best efforts to prepare and file with the U.S. Securities Commission in a timely manner all required reports and other filings.

(l)
The Company (and the Issuer if not the Company) agrees to remove (and cause any registrar and transfer agent to remove) any legend on a share certificate required by the U.S. Securities Act to permit sales made in reliance on Rule 904 of Regulation S upon delivery of a signed declaration in the form as set out on Schedule C (or such other form as the Issuer and the seller may agree) and the Company (and the Issuer if not the Company) agrees to implement similar procedures for any shares held through the Canadian Depository for Securities (CDS) of the Depositary Trust Company (DTC).

(m)
Assuming the delivery by each of the Backstoppers of, and the accuracy of representations and warranties of each of the Backstoppers provided in the Rep Letters and herein, the Company shall take all action as may be necessary so that the Share Offering and the other transactions contemplated in this Agreement will be effected in accordance with Securities Laws.

(n)	As of the date hereof, the Company’s filings made under Securities Laws on or after September 10, 2012, do not contain any material misstatements or omissions.

(o)
Within three Business Days following the earlier of the termination of this Agreement or the Effective Time, to the extent not required to enable a Backstopper to comply with its Backstop Purchase Obligation, the Escrow Agent will return to such Backstopper the cash deposit (or, as applicable, such portion thereof as may remain after its application towards the Backstop Payment Amount as provided in Section 6(b)(i) hereof) or the letter of credit (or, as applicable, such portion thereof as may be undrawn after payment of the Backstop Payment Amount as provided in Section 6(b)(ii) hereof), as applicable, that was provided by that Backstopper to the Escrow Agent pursuant to Section 2(c).

(p)
Following implementation of the Plan, the net proceeds of the Share Offering shall be used by the Issuer for general corporate purposes as determined and approved by the new Board of Directors in place on completion of and in accordance with the Transaction.

(q)
Following a request by Goodmans or the Backstoppers, the Company shall, to the extent permitted by Law and the terms of any confidentiality obligations to which the Company is subject, and subject to and in accordance with the terms of the Advisor Confidentiality Agreement and applicable Noteholder Confidentiality Agreement, provide Goodmans or such Backstoppers, or any of them, as the case may be, with reasonable access to the Company’s and its subsidiaries’ books and records (other than books or records that are subject to solicitor-client privilege) for review in connection with the Share Offering; provided that the provision of access to books and records shall be made or undertaken in a manner that minimizes disruption to the Company and its business and operations.

(r)
On the Implementation Date, the Non-Defaulting Backstoppers shall receive their pro rata share of 11,111,111iii New Jaguar Common Shares (based on the fraction that the Backstop Commitment of each Non-Defaulting Backstopper represents of the total Backstop Commitments of all Non-Defaulting Backstoppers) in consideration for acting as a Backstopper (collectively, the “Backstop Consideration Shares”).  For the purpose of determining the number of Backstop Consideration Shares each Non-Defaulting Backstopper is due to receive, (i) the Backstop Commitment of each Non-Defaulting Backstopper set out on its signature page hereto shall be used without any reduction, regardless of whether a Backstopper is a Commitment Reduction Electing Backstopper; and (ii) for avoidance of doubt, an Objecting Backstopper shall not be entitled to receive any Backstop Consideration Shares and shall not be considered a Non-Defaulting Backstopper.

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iii Assuming the issuance of 111,111,111 New Jaguar Common Shares in the aggregate.  If a different number of New Jaguar Common Shares are issued, the number of Backstop Consideration Shares to be issued will be adjusted proportionally.

(s)	The Company will use reasonable best efforts to close the Transaction.

(t)
Each of the Company and the Subsidiaries covenants and agrees jointly and severally to be liable to and to indemnify and save harmless each of the Backstoppers (other than any Defaulting Backstopper), together with their respective subsidiaries and affiliates and their respective present and former shareholders, officers, directors, employees, advisors and agents (each an “Indemnified Party”) and, collectively, the “Indemnified Parties”) from and against any and all liabilities, claims, actions, proceedings, losses (other than indirect loss), costs, damages and expenses of any kind (including, without limitation, the reasonable costs of defending against any of the foregoing, but excluding any and all liabilities, claims, actions, proceedings, losses, costs, damages and expenses of any kind that are attributable to the gross negligence, fraud or wilful misconduct of any Indemnified Party) to which any Indemnified Party may become subject or may suffer or incur in any way in relation to or arising from a breach by the Company or the Subsidiaries of any of their obligations, covenants, representations or warranties hereunder.  If any matter or thing contemplated in the preceding sentence (any such matter or thing being a “Claim”) is asserted against any Indemnified Party or if any potential Claim contemplated hereby comes to the knowledge of any Indemnified Party, the Indemnified Party shall notify the Company as soon as reasonably possible of the nature and particulars of such Claim (provided that any failure to so notify shall not affect the Company’s and the Subsidiaries’ liability hereunder except to the extent that the Company or the Subsidiaries are prejudiced thereby and then only to the extent of any such prejudice) and the Company shall, subject as hereinafter provided, be entitled (but not required) to assume at its expense the defence of any suit brought to enforce such Claim; provided that the defence of such Claim shall be conducted through legal counsel reasonably acceptable to the Indemnified Party and that no admission of liability or settlement in respect of any such Claim may be made by the Company or the Subsidiaries (other than a settlement that includes a full and unconditional release of the Indemnified Parties without any admission or attribution of fault or liability on their part) or the Indemnified Party without, in each case, the prior written consent of the other, such consent not to be unreasonably withheld. In respect of any Claim, the Indemnified Party shall have the right to retain separate or additional counsel to act on its behalf in the defence thereof, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless (i) the Company fails to assume and diligently and actively prosecute the defence of the Claim on behalf of the Indemnified Party within ten Business Days after the Company has received notice of the Claim, (ii) the Company and the Indemnified Party shall have mutually agreed to the retention of the separate or additional counsel, or (iii) the named parties to the Claim (including any added third or impleaded party) include both the Indemnified Party and the Company and/or the Subsidiaries, and the Indemnified Party shall have been advised by its counsel that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, in which case the Company shall not have the right to assume the exclusive defence of the Claim and the Company and the Subsidiaries shall be liable to pay the reasonable fees and expenses of the separate or additional counsel for the Indemnified Party.

(u)	The covenants of the Company set out in Sections 3(k), 3(l), 3(p) and 3(t) shall survive the implementation of the Transaction (including the Share Offering) for the benefit of the Backstoppers.

4.	Representations and Warranties of the Backstoppers

Each Backstopper hereby represents and warrants, severally and not jointly, to the Company (and acknowledges that the Company is relying upon such representations and warranties) that:

(a)
This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of such Backstopper, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

(b)
It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.

(c)
The execution and delivery of this Agreement by it and the completion by it of its obligations hereunder and the consummation of the transactions contemplated herein do not and will not violate or conflict with any Law applicable to the Backstopper or any of its properties or assets.

(d)
To the best of its knowledge, there is no proceeding, claim or investigation pending before any Governmental Entity, or threatened against the Backstopper or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Backstopper’s ability to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(e)
It has, and on the Funding Deadline will have, the financial ability and sufficient funds to make and complete the payment for all of the Backstopped Shares that it has committed to purchase pursuant to its Backstop Commitment, and the availability of such funds will not be subject to the consent, approval or authorization of any Person(s).

(f)
It acknowledges that an executed Rep Letter will be required by the Issuer prior to the issuance of any Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares to such Backstopper in order to be an Eligible Subscriber.

(g)
It acknowledges that neither the Company nor any person representing the Company has made any representation to it with respect to the Company or the Share Offering, other than the representations and warranties of the Company contained in Section 5 and in the Support Agreement.  Notwithstanding anything contained in this Section 4(g), the acknowledgments contained in this Section 4(g) do not affect the representations and warranties contained in Section 5 and in the Support Agreement.

(h)
It acknowledges that a newly incorporated CBCA company may issue the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares on the Implementation Date pursuant to the Plan, which shares shall be (i) freely tradable in Canada (provided that the trade is not a “control distribution” as defined in Canadian Securities Laws, no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid to a person or company in respect of the trade, and if the selling security holder is an insider or officer of the Issuer, the selling security holder has no reasonable grounds to believe that the Issuer is in default of Canadian Securities Laws), and (ii) subject to the Registration Rights Agreement.

All representations and warranties of the each of the Backstoppers contained in this Agreement shall survive the implementation of the Transaction (including the Share Offering) for the benefit of the Company.

5.	Representations and Warranties of the Company

The Company hereby represents and warrants to each Backstopper (and the Company acknowledges that each of the Backstoppers is relying upon such representations and warranties) that:

(a)
This Agreement has been duly executed and delivered by it, and, assuming the due authorization, execution and delivery by each Backstopper, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

(b)
It is duly organized, validly existing and in good standing under the laws of Ontario and has all necessary power and authority to own its properties and assets and to conduct its business as currently being conducted, and to execute and deliver this Agreement and, subject to the satisfaction of the conditions in this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

(c)
The execution and delivery of this Agreement by the Company and the completion by it of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not violate or conflict with (i) any Law applicable to the Company or any of its properties or assets, (ii) its articles, bylaws and constating documents, or (iii)  any Material Contract to which the Company is a party, except, in each case, where such violation or conflict would not reasonably be expected to result in a Material Adverse Change;

(d)	Other than Canaccord Genuity Corp. and its affiliates, the Company and its subsidiaries have engaged no brokers or finders entitled to compensation in connection with the Share Offering.

(e)
All Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares issued in connection with the Share Offering have been or shall be duly authorized, validly issued, fully paid and non-assessable.

(f)
All Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares issued in connection with the Share Offering have been, as of the Election Deadline and the Implementation Date, conditionally approved for listing on the TSX or such other Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders, subject only to receipt of customary final documentation.

(g)
All Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares issued in connection with the Share Offering shall, as of the Implementation Date, (i) be freely tradable in Canada (provided that the trade is not a “control distribution” as defined in Canadian Securities Laws, no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid to a person or company in respect of the trade, and if the selling security holder is an insider or officer of the Issuer, the selling security holder has no reasonable grounds to believe that the Issuer is in default of Canadian Securities Laws), and (ii) be eligible for immediate resale on or through the facilities of the TSX or such other Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders pursuant to Rule 904 of Regulation S (subject to execution and delivery by the seller of a Declaration in the form attached as Schedule C).

In addition, each of the Company and the Subsidiaries, severally and not jointly, makes to each Backstopper the representations and warranties made by it in the Support Agreement.  All representations and warranties of the Company and the Subsidiaries contained in this Agreement shall survive the implementation of the Transaction (including the Share Offering) for the benefit of the Backstoppers.

6.	Closing

(a)
The closing of the issuance by the Issuer and the purchase by the Backstoppers of the Backstopped Shares hereunder shall be completed at the offices of Norton Rose Fulbright Canada LLP in Toronto, Ontario in connection with the implementation of the Plan.

(b)
Subject to and in accordance with the terms and conditions of this Agreement and the Plan, on the Implementation Date, an amount equal to the aggregate Issue Price for the Backstopped Shares to be purchased by each Backstopper (the “Backstop Payment Amount”) pursuant to its Backstop Purchase Obligation, as determined in accordance with its Backstop Commitment shall be released from escrow and paid as follows:

(i)	in the case of a Backstopper who has delivered a cash deposit pursuant to Section 2(c)(i), the Company shall apply that cash deposit towards the Backstop Payment Amount; and

(ii)
in the case of a Backstopper who delivers a letter of credit pursuant to Section 2(c)(ii) and who has not otherwise paid its Backstop Payment Amount to the Company as required hereunder, the Company shall draw upon the letter of credit for payment of the Backstop Payment Amount.

7.	Conditions to Closing

(a)
The respective obligations of each of the Company and the Backstoppers to complete the transactions contemplated hereby are subject to the reasonable satisfaction of the following conditions prior to or at the Effective Time, each of which is for the mutual benefit of the Company, on the one hand, and the Backstoppers, on the other hand, and may be waived, in whole or in part, jointly by the Company and the Backstoppers (provided that such conditions shall not be enforceable by the Company or the Backstoppers, as the case may be, if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Party seeking enforcement (or, in the case where the party seeking enforcement is one or more of the Backstoppers, an action, error or omission by or within the control of the Backstopper seeking enforcement)):

(i)	the Information Circular as filed and distributed, and the Plan, as filed, distributed and approved, shall be acceptable to the Company and the Backstoppers;

(ii)
all conditions precedent to the Transaction and implementation of the Plan (including those set out in the Support Agreement) shall have been satisfied or waived in accordance with the terms of the Support Agreement and the Plan and the Company shall have provided Goodmans with a certificate certifying such conditions have been satisfied or waived as of the Implementation Date;

(iii)
there shall not be any actions, investigations or proceedings, including appeals and applications for review, in progress, or to the knowledge of the Company or the Backstoppers, pending or threatened, by or before any Governmental Entity in Canada or the United States, in relation to the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares or the Share Offering, any of which is reasonably likely to be successful against the Company or the Issuer and which operates to prevent or restrict the lawful distribution of such shares (which prevention or restriction is continuing); and

(iv)
there shall not be any order issued by a Governmental Entity pursuant to applicable Laws, nor shall there be any change of applicable Law, in either case which operates to prevent or restrict the lawful distribution of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares (which prevention or restriction is continuing).

(b)
The obligations of the Backstoppers to complete the purchase of the Backstopped Shares are subject to satisfaction of the following conditions on or before the Implementation Date, each of which is for the benefit of the Backstoppers and may be waived, in whole or in part, by the Backstoppers (provided that such conditions shall not be enforceable by the Backstoppers if any failure to satisfy such conditions results from an action, error or omission by or within the control of the Backstopper seeking enforcement):

(i)
the Backstoppers shall have completed their due diligence with respect to the Share Offering on or before the date that is seven Business Days prior to the Implementation Date and such due diligence shall be satisfactory to the Backstoppers in their sole discretion;

(ii)
all actions required to be taken by or on behalf of the Company and/or the Issuer, including the passing of all requisite resolutions of their directors and all requisite filings with, or approvals, orders, rulings and consents of, any Governmental Entity will have occurred on or prior to the Implementation Date, so as to validly authorize the Share Offering, the creation and issuance of the Offering Shares, the Accrued Interest Offering Shares, the Backstopped Shares, the Backstop Consideration Shares and the purchase of Backstopped Shares by the Backstoppers as contemplated by this Agreement;

(iii)	the Company shall have obtained all applicable material non-governmental third party consents;

(iv)
counsel to the Issuer shall have delivered to the Backstoppers one or more legal opinions satisfactory to Goodmans, acting reasonably, collectively confirming that, as of the Implementation Date, the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and Backstop Consideration Shares shall be: (a) duly authorized, validly issued and fully paid and non-assessable and, subject to receipt by the Issuer of an executed Rep Letter from each Backstopper and all information set forth in each such Rep Letter remaining true and correct as of the Implementation Date, the issuance thereof shall be in compliance with applicable Securities Laws and exempt from registration under the US Securities Act; and (b) freely tradable in Canada (provided that the Issuer is and has been a reporting issuer in a jurisdiction of Canada for four months preceding the trade, the trade is not a “control distribution” as defined in Canadian Securities Laws, no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid to a person or company in respect of the trade, and if the selling security holder is an insider or officer of the Issuer, the selling security holder has no reasonable grounds to believe that the Issuer is in default of Canadian Securities Laws).  For greater certainty, the opinions of counsel may contain standard assumptions, including, without limitation, to assume the accuracy of statements made in the executed Rep Letters;

(v)
all terms and conditions of the Share Offering included in the Information Circular, the Plan and any other related document prepared by the Company or the Issuer for distribution or circulation shall have been acceptable to the Backstoppers and shall not have been changed in any material respect unless otherwise agreed to in writing by the Company and the Backstoppers in accordance with the terms of this Agreement;

(vi)	the Issuer (if it is not the Company) shall have entered into an agreement prior to the Election Deadline agreeing to be bound by the terms of this Agreement;

(vii)
the Company, the Issuer and the Subsidiaries shall have performed all of their material obligations under and in accordance with this Agreement and the Support Agreement (for greater certainty, material obligations include, without limitation, the obligations of the Company or the Issuer in Sections 3(h), 3(i), 3(j) and 3(k) hereof);

(viii)
the representations and warranties of each of the Company and its Subsidiaries contained in this Agreement and the Support Agreement shall continue to be true and correct, except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Agreement and the Support Agreement and each of the Company and the Subsidiaries shall have provided Goodmans with a certificate signed by an officer of the Company or the Subsidiary, as applicable, certifying compliance with this Section 7(b)(viii) as of the Implementation Date;

(ix)	no change of control payments shall be owing or payable to the Company’s officers or employees in connection with the Transaction;

(x)
on the Implementation Date, all of the reasonable fees and expenses of the Advisors, for services rendered as counsel to the Backstoppers up to and including the Implementation Date, shall have been paid; provided that the Advisors shall have provided the Company with invoices for all such fees and expenses incurred up to the date that is five Business Days prior to the Implementation Date, and shall have also provided the Company with a reasonable estimate of all such fees and expenses to be incurred by the Advisors in the period from that date to the Implementation Date;

(xi)	there shall not have occurred after the date hereof a Material Adverse Change; and

(xii)
there shall not exist, after giving effect to the Transaction and the other transactions contemplated by this Agreement and the Support Agreement and assuming implementation of the Plan, any Material default or event of default under any Material Contract now in effect that will remain in effect following the Implementation Date (other than those defaults or events of default that are remedied, waived, stayed, extinguished or otherwise in any way rendered inoperative as part of the Proceedings).

(c)
The obligations of the Issuer to consummate the issuance of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares and the Backstop Consideration Shares are subject to satisfaction of the following conditions on or before the Implementation Date, which are for the benefit of the Issuer and may be waived, in whole or in part, by the Issuer (provided that such condition shall not be enforceable by the Issuer if any failure to satisfy such condition results from an action, error or omission by or within the control of the Issuer):

(i)
the representation and warranties of each of the Backstoppers (other than the Defaulting Backstoppers or the Objecting Backstoppers) contained in this Agreement shall continue to be true and correct, except to the extent such representations and warranties are by their terms given as of a specified date, in which case such representations and warranties shall be true and correct in all respects as of such date, and except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Agreement; and

(ii)	each of the Backstoppers shall have performed all of its material obligations to be performed by such Backstopper under and in accordance with this Agreement and the Support Agreement.

(d)
Each of the Company and the Backstoppers agree that it will use commercially reasonable efforts to cause the conditions set forth in this Section 7 to be satisfied on or before the Implementation Date to the extent that such conditions relate to acts to be performed or caused to be performed by such Party.

8.	Approval, Consent, Waiver, Amendment, Termination of or by Backstoppers

(a)
Except as may be otherwise specifically provided for under this Agreement, where this Agreement provides that a matter shall have been approved, agreed to, consented to, waived, amended or terminated by the Backstoppers, or that a matter must be satisfactory to the Backstoppers, such approval, agreement, consent, waiver, amendment, termination, satisfaction or other action shall have been obtained or satisfied, as the case may be, for the purposes of this Agreement where Backstoppers (other than Defaulting Backstoppers) having at least 66 2/3% of the aggregate Backstop Commitment of the Backstoppers (other than Defaulting Backstoppers) shall have confirmed their approval, consent, waiver, amendment, termination or satisfaction, as the case may be, to the Company or to Goodmans, in which case Goodmans shall communicate any such approval, agreement, consent, waiver, amendment, termination, satisfaction or other action to (i) all Backstoppers, and (ii) the Company for purposes of this Agreement and the terms and conditions hereof. The Company shall be entitled to rely on any such confirmation of approval, agreement, consent, waiver, amendment, termination, satisfaction or other action communicated to the Company by Goodmans without any obligation to inquire into Goodmans’ authority to do so on behalf of the Backstoppers and such communication shall be effective for all purposes of this Agreement and the terms and conditions hereof.

(b)
Except as expressly set forth in this Agreement, no Backstopper shall enter into any agreement or understanding with any other Backstopper which requires any voting threshold higher than that which is set forth in Section 8(a). Each Backstopper represents and warrants to the Company that it has not entered into any such agreement or understanding.

(c)
Notwithstanding anything to the contrary herein, (i) if this Agreement is amended, modified or supplemented or any matter herein is approved, consented to or waived in a manner that: (x) materially adversely changes the fundamental terms of the Share Offering as they relate to the Backstoppers (including, without limitation (1) subject to Section 1(e), affects the number of Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares to be provided to Participating Subscribers (including the Backstoppers) on the Implementation Date as a percentage of such shares to be issued, (2) would have the effect of increasing the amount of the Backstop Commitment of an individual Backstopper, or (3) would have the effect of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares not being conditionally approved for listing from the Implementation Date on the TSX or such other Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders, subject only to receipt of customary final documentation, or not being eligible for immediate resale on or through the facilities of the TSX or such other Designated Offshore Securities Market pursuant to Rule 904 of Regulation S (subject to execution and delivery by the seller of a declaration in the form attached as Schedule C hereto or such other form as the Issuer and the seller may agree); or (y) extends the Outside Date, then any Backstopper that objects to any such amendment, modification, supplement, approval, consent or waiver within five Business Days after receipt of notice of such amendment, modification, supplement, approval, consent or waiver may terminate its obligations under this Agreement upon five Business Days’ written notice to the other Parties hereto, or (ii) if a Backstopper determines (acting reasonably) that it is unable to execute a Rep Letter, then in each case such Backstopper may terminate its obligations under this Agreement upon five Business Days’ written notice to the other Parties hereto (in each case such Backstopper, an “Objecting Backstopper”) and shall upon such termination no longer be a Backstopper.  In the event of such termination by an Objecting Backstopper, any other Backstopper or Backstoppers or other third party acceptable to the non-Objecting Backstoppers and the Company, each acting reasonably, that has signed a Consent Agreement shall be entitled to assume the rights and obligations of any such Objecting Backstopper.

9.	Backstopper Termination Events

This Agreement may be terminated by the delivery to the Company of a written notice in accordance with Section 15(l) by the Backstoppers (as determined in accordance with Section 8 hereof) in the exercise of their sole discretion, upon the occurrence and, if applicable, continuation of any of the following events:

(a)	the Support Agreement has been terminated for any reason;

(b)	the form of Rep Letter has not been agreed between the Backstoppers and the Issuer by eight Business Days before the Election Deadline;

(c)	the Share Offering is not completed on or before February 28, 2014 (or such other date as the Company and the Backstoppers may agree in writing) (the “Outside Date”);

(d)
failure by the Company to comply in all material respects with, or default by the Company in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement or the Support Agreement, which is not cured within five Business Days after the receipt of written notice of such failure or default;

(e)
if any representation or warranty of the Company or its subsidiaries made in this Agreement or the Support Agreement shall prove untrue in any material respect as of the date when made, except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Agreement and the Support Agreement; provided, however, that if any such breach of any such representation or warranty is susceptible to cure, the Company shall have five (5) Business Days after receipt of written notice (which notice includes a summary description of such breach) from the Backstoppers of their intention to terminate this Agreement if such breach continues in which to cure such breach;

(f)
if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, either of which operates to prevent or restrict the lawful distribution of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares or prevents or restricts such shares from being (i) freely tradable in Canada (provided that the trade is not a “control distribution” as defined in Canadian Securities Laws, no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid to a person or company in respect of the trade, and if the selling security holder is an insider or officer of the Issuer, the selling security holder has no reasonable grounds to believe that the Issuer is in default of Canadian Securities Laws) on the Implementation Date or (ii) eligible for immediate resale on or through the facilities of the TSX or another Designated Offshore Securities Market acceptable to the Majority Consenting Noteholders pursuant to Rule 904 of Regulation S (subject to execution and delivery by the seller of a declaration in the form attached as Schedule C hereto or such other form as the Issuer and the seller may agree);

(g)	the occurrence of a Material Adverse Change after the date hereof;

(h)
if there are one or more Defaulting Backstoppers, Objecting Backstoppers or Breaching/Non-Delivering Backstoppers, and the Backstop Shortfall remaining after any assumption of all or a part of the Backstop Commitment(s) of the Defaulting Backstopper(s), Objecting Backstopper(s) or Breaching/Non-Delivering Backstopper(s) in accordance with Section 2(d), Section 8(c) or Section 10(b), as applicable, is material; and

(i)	the Consenting Noteholders determine that there is no reasonable prospect that the conditions set forth in Section 7 will be satisfied or waived by the Outside Date.

10.	Company Termination Events

(a)
This Agreement may be terminated by the delivery to the Backstoppers of a written notice in accordance with Section 15(l) by the Company, in the exercise of its sole discretion, upon the occurrence and, if applicable, continuation of any of the following events:

(i)	the Support Agreement has been terminated for any reason;

(ii)
if any order is issued by a Governmental Entity pursuant to applicable Laws, or if there is any change of Law, which operates to prevent or restrict the lawful distribution of the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares; and

(iii)
if there are one or more Defaulting Backstoppers, Objecting Backstoppers or Breaching/Non-Delivering Backstoppers, and the Backstop Shortfall remaining after any assumption of all or a part of the Backstop Commitment(s) of the Defaulting Backstopper(s), Objecting Backstopper(s) or Breaching/Non-Delivering Backstopper(s) in accordance with Section 2(d), Section 8(c) or Section 10(b), as applicable, is material.

(b)
This Agreement may be terminated as to a breaching Backstopper only (a “Breaching Backstopper”) or, in the case of Section 10(b)(iii), as to any such Backstopper (a “Non-Delivering Backstopper”, together with a Breaching Backstopper, the “Breaching/Non-Delivering Backstoppers”), by delivery to such Breaching Backstopper or Non-Delivering Backstopper of a written notice in accordance with Section 15(l) by the Company, in the exercise of its sole discretion and provided that the Company is not in default hereunder, upon the occurrence and continuation of any of the following events:

(i)
failure by the breaching Backstopper to comply in all material respects with, or default by the breaching Backstopper in the performance or observance of, any material term, condition, covenant or agreement set forth in this Agreement which is not cured within five Business Days after the receipt of written notice of such failure or default;

(ii)
if any representation, warranty or other statement of the breaching Backstopper made or deemed to be made in this Agreement shall prove untrue in any material respect as of the date when made except as such representations and warranties may be affected by the occurrence of events or transactions contemplated and permitted by this Agreement and the Support Agreement; provided, however, that if any such breach of any such representation or warranty is susceptible to cure, the Backstopper shall have five (5) Business Days after receipt of written notice (which notice includes a summary description of such breach) from the Company of its intention to terminate this Agreement if such breach continues in which to cure such breach; or

(iii)
the Backstopper (who is not otherwise an Objecting Backstopper) has not delivered an executed Rep Letter to the Issuer by the Election Deadline or a representation or warranty made in such Rep Letter becomes untrue.

In the event of such termination, any other Backstopper or Backstoppers or other third party acceptable to the non-Breaching/Non-Delivering Backstoppers and the Company, each acting reasonably, that has signed a Consent Agreement shall be entitled to assume the rights and obligations of any such Breaching Backstopper or Non-Delivering Backstopper.  For greater certainty, an Objecting Backstopper is not a Breaching Backstopper or Non-Delivering Backstopper.

11.	Mutual Termination

This Agreement and the obligations of all Parties hereunder, may be terminated by mutual agreement between (a) the Company and (b) the Backstoppers.

12.	Effect of Termination

(a)
Upon termination of this Agreement pursuant to Section 9, Section 10(a) or Section 11 hereof, this Agreement shall be of no further force and effect and each Party hereto shall be automatically and simultaneously released from its commitments, undertakings, and agreements under or related to this Agreement, except for the rights, agreements, commitments and obligations under Sections 3(t), 13 and 15, all of which shall survive the termination, and each Party shall have the rights and remedies that it would have had it not entered into this Agreement and shall be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement.

(b)
Upon termination of this Agreement by the Company with respect to a Breaching Backstopper or Non-Delivering Backstopper under Section 10(b), this Agreement shall be of no further force or effect with respect to such Backstopper and, subject to the right of the Company to pursue any and all legal and equitable rights against a Breaching Backstopper in respect of the circumstances that resulted in them becoming a Breaching Backstopper, all rights, obligations, commitments, undertakings, and agreements under or related to this Agreement of or in respect of such Breaching Backstopper or Non-Delivering Backstopper shall be of no further force or effect, except for the rights and obligations under Sections 13 and 15, all of which shall survive such termination, and such Breaching Backstopper or Non-Delivering Backstopper shall have the rights and remedies that it would have had had it not entered into this Agreement and shall be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement. For certainty, if the Company terminates this Agreement with respect to a Breaching Backstopper or Non-Delivering Backstopper, the non-Breaching/Non-Delivering Backstoppers shall have no liability whatsoever with respect to such Breaching Backstopper or Non-Delivering Backstopper.

(c)
Upon termination by an Objecting Backstopper of its obligations under this Agreement pursuant to Section 8(c), this Agreement shall be of no further force or effect with respect to such Objecting Backstopper and all rights, obligations, commitments, undertakings, and agreements under or related to this Agreement of or in respect of such Objecting Backstopper shall be of no further force or effect, except for the rights and obligations under Sections 3(t), 13 and 15, all of which shall survive such termination, and such Objecting Backstopper shall have the rights and remedies that it would have had it not entered into this Agreement and shall be entitled to take all actions, whether with respect to the Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement.

13.	Confidentiality

Each of the Company and each of the Subsidiaries agrees to use reasonable best efforts to maintain the confidentiality of the identity and commitments of the Backstoppers (including among the Backstoppers and, without limitation, the information contained on the signature pages hereto); provided, however, that such information may be disclosed: (i) to the Company’s Representatives provided that each such Representative is informed of and complies with this confidentiality provision; (ii) to Persons in response to, and to the extent required by, any subpoena or other legal proceedings; and (iii) as may be required by applicable Law or applicable rules of the TSX. If the Company, its Representatives or the Subsidiaries receive a subpoena or other legal proceeding for such information, or determine, on the advice of counsel, that disclosure of such information is required by applicable Law, the Company or the Subsidiaries, as applicable, shall provide the applicable Backstopper(s) with prompt written notice and a copy of the subpoena or other applicable legal proceeding so that the Backstopper(s) may seek a protective order or other appropriate remedy or waiver of compliance with the provisions of this Agreement. Notwithstanding the provisions in this Section 13, the Company may disclose the existence of and nature of support evidenced by this Agreement in any public disclosure (including, without limitation, press releases and court materials) produced by the Company at the discretion of the Company, provided that all such disclosures are (a) made in accordance with Section 10 of the Support Agreement and (b) in the context of any such public disclosure, only the aggregate holdings of the Backstoppers may be disclosed (but not their individual identities or holdings, provided that individual entities or holdings may be disclosed to the TSX on a confidential basis if required under the applicable rules of the TSX). Except as set forth in this Section 13, nothing in this Agreement shall obligate the Company to make any public disclosure of this Agreement.

14.	Further Assurances

Each Party shall do all such things in its control, take all such actions as are commercially reasonable, deliver to the other Parties such further information and documents and execute and deliver to the other Parties such further instruments and agreements as another Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

15.	Miscellaneous

(a)	The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(b)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

(c)	Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of the United States of America.

(d)
This Agreement shall become effective upon the execution hereof by the Company and by Backstoppers whose aggregate Backstop Commitments, as indicated on their signature pages hereto, equal $50 million and no more than $50 million.

(e)
This Agreement and any other agreements contemplated by or entered into pursuant to this Agreement (which will include the Plan), together with the Noteholder Confidentiality Agreements, the Advisor Confidentiality Agreements and the Support Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(f)
The Company acknowledges and agrees that any waiver or consent that the Backstoppers may make on or after the date hereof has been made by the Backstoppers, in reliance upon, and in consideration for, the covenants, agreements, representations and warranties of the Company hereunder.

(g)
The agreements, representations and obligations of the Backstoppers under this Agreement are, in all respects, several (in proportion to the percentage of the aggregate Backstop Commitments of all the Backstoppers represented by each such Backstopper’s Backstop Commitment) and not joint and several.

(h)
Any person signing this Agreement in a representative capacity (i) represents and warrants that he/she is authorized to sign this Agreement on behalf of the Party he/she represents and that his/her signature upon this Agreement will bind the represented Party to the terms hereof, and (ii) acknowledges that the other Parties hereto have relied upon such representation and warranty.

(i)
No director, officer or employee of the Company or any of their legal, financial or other advisors shall have any personal liability to any of the Backstoppers under this Agreement. No director, officer or employee of any of the Backstoppers or their Advisors shall have any personal liability to the Company under this Agreement.

(j)
This Agreement may be modified, amended or supplemented as to any matter by an instrument in writing signed by the Company, the Subsidiaries and the Backstoppers (as determined in accordance with Section 8 hereof).

(k)
Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(l)
All notices, consents and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by PDF/email transmission, in each case addressed to the particular Party:

(i)	If to the Company or the Subsidiaries, at:

c/o Jaguar Mining Inc.
67 Yonge Street, Suite 1203
Toronto, Ontario M5E 1J8

	Attention:	David Petroff
	Email:	david.petroff@jaguarmining.com

with a required copy (which shall not be deemed notice) to:

Norton Rose Fulbright Canada LLP
Royal Bank Plaza, South Tower, Suite 3800
200 Bay Street P.O. Box 84
Toronto, Ontario M5J 2Z4

	Attention:	Walied Soliman/ Nicole Sigouin
	Email:	walied.soliman@nortonrosefulbright.com/
nicole.sigouin@ nortonrosefulbright.com

and

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022

	Attention:	David Rosewater
	Email:	david.rosewater@srz.com

(ii)	If to the Backstopper, at:

the address set forth for the Backstopper at the address shown for it beside its signature, with a required copy (which shall not be deemed notice) to:

Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, Ontario, Canada M5H 2S7

	Attention:	Robert J. Chadwick / Melaney J. Wagner
	Email:	rchadwick@goodmans.ca / mwagner@goodmans.ca

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(m)
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(n)
The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, except that any Backstopper may assign its rights, interests and obligations under this Agreement to any Noteholder, holder of Existing Shares or options or other third party; provided that, contemporaneously with the assignment, such assignee delivers an executed consent agreement in the form attached hereto as Schedule B (the “Consent Agreement”).  Each Backstopper hereby agrees to provide the Company with written notice and a fully executed copy of the Consent Agreement within five (5) Business Days following any assignment pursuant to this Section 15(n).

(o)	This Agreement is governed by the laws of the State of New York and the federal laws of the United States applicable therein.

(p)
The Parties waive any right to trial by jury in any proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, present or future, and whether sounding in contract, tort or otherwise. Any Party may file a copy of this provision with any court as written evidence of the knowing, voluntary and bargained for agreement between the Parties irrevocably to waive trial by jury, and that any proceeding whatsoever between them relating to this Agreement or any of the transactions contemplated by this Agreement shall instead be tried by a judge or judges sitting without a jury.

(q)	Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

(r)	This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Signature pages follow]

JAGUAR MINING INC.
Per:
Name:
Title:

MCT MINERAÇÃO LTDA.
Per:
Name:
Title:

MINERAÇÃO TURMALINA LTDA.
Per:
Name:
Title:

MINERAÇÃO SERRAS DO OESTE LTDA.
Per:
Name:
Title:

Signature Page to Backstop Agreement

STRICTLY CONFIDENTIAL

Name of Backstopper or Authorized Representative:

Per:

Name:

Title:

Backstop Commitment:		Address:

$

SCHEDULE A

DEFINITIONS

Definition	Section or Page Number
“4.5% Convertible Notes”	Page 1 (2nd paragraph)
“5.5% Convertible Notes”	Page 1 (2nd paragraph)
“Accrued Interest Offering Shares”	Section 1(a)
“Agreement”	Page 1 (1st paragraph)
“Backstop Consideration Shares”	Section 3(r)
“Backstop Commitment Reduction Election”	Section 1(c)(ii)
“Backstop Payment Amount”	Section 6(b)
“Backstopper” or “Backstoppers”	Page 1 (1st paragraph)
“Backstopped Shares”	Section 2(a)(i)
“Breaching Backstopper”	Section 10(b)
“Breaching/Non-Delivering Backstoppers”	Section 10(b)
“CBCA”	Page 1 (2nd paragraph)
“CCAA”	Page 1 (2nd paragraph)
“Commitment Reduction Electing Backstopper”	Section 1(c)(ii)
“Company”	Page 1 (1st paragraph)
“Consent Agreement”	Section 15(n)
“Defaulting Backstopper”	Section 2(d)
“Funding Deadline”	Section 2(c)
“Indemnified Parties”	Section 3(t)
“Issue Price”	Section 1(b)
“Jaguar”	Page 1 (1st paragraph)
“New Jaguar Common Shares”	Page 1 (2nd paragraph)
“Notes”	Page 1 (2nd paragraph)
“Non-Defaulting Backstoppers”	Section 2(d)
“Non-Delivering Backstopper”	Section 10(b)
“Objecting Backstopper”	Section 8(c)
“Offering Shares”	Page 1 (2nd paragraph)
“Outside Date”	Section 9(c)
“Participating Subscriber Funding Deadline”	Section 1(c)(iv)
“Participating Subscriber’s Payment Amount”	Section 1(c)(ii)
“Party” or “Parties”	Page 1 (4th paragraph)
“Plan”	Page 1 (2nd paragraph)
“Proceedings”	Page 1 (2nd paragraph)
“Share Offering”	Page 1 (2nd paragraph)
“Subscription Privilege”	Section 1(a)
“Subsidiaries”	Page 1 (1st paragraph)
“Support Agreement”	Page 1 (2nd paragraph)
“Term Sheet”	Page 1 (2nd paragraph)
“Transaction”	Page 1 (2nd paragraph)
“Transaction Terms”	Page 1 (2nd paragraph)

In addition, capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to such terms in the Support Agreement, and the following terms used in this Agreement shall have the following meanings:

“Accrued Interest Claim” means, with respect to a particular Participating Subscriber, all unpaid interest accrued under the Notes at the applicable contract rate owing as at the Record Date to such Participating Subscriber.

“Accrued Interest Claims” means all unpaid interest accrued under the Notes at the applicable contract rate owing as at the Record Date to the Participating Subscribers.

“Backstop Commitment” means the commitment of each Backstopper as set forth on such Backstopper’s signature page hereto (which signature page shall be kept confidential by the Parties), which commitment may be reduced in accordance with and subject to Section 1(c)(ii) hereof.

“Backstop Purchase Obligation” means the obligation of a Backstopper to purchase Backstopped Shares in accordance with the terms and conditions of this Agreement.

“Backstop Shortfall” means the aggregate Backstop Purchase Obligations of Defaulting Backstoppers, Objecting Backstoppers and Breaching/Non-Delivering Backstoppers, if any.

“Consenting Noteholders” means all Noteholders that have executed the Support Agreement or a consent agreement thereto.

“Convertible Notes Claim” means, with respect to a particular Noteholder, all outstanding obligations owed to such Noteholder as at the Record Date under or pursuant to the Notes including, without limitation, outstanding principal and all accrued and unpaid interest thereon at the applicable contract rate.

“Convertible Notes Claims” means all outstanding obligations owed to the Noteholders as at the Record Date under or pursuant to the Notes, including, without limitation, outstanding principal and all accrued and unpaid interest thereon at the applicable contract rate.

“Designated Offshore Securities Market” has the meaning given to that term in Rule 902 of Regulation S.

“Effective Time” means the time the Plan is implemented.

“Election Deadline” means 4:00 p.m. (Toronto time) on the date specified in the Plan as being the date and time by which Eligible Subscribers must elect, in accordance with the terms and conditions of the Plan, to participate in the Share Offering.

“Eligible Subscriber” means a person that: (i) is a Noteholder as at the Subscription Record Date; and (ii) delivers an executed Rep Letter to the Issuer on or before the Election Deadline and the information set forth in such Rep Letter is true and correct as of the Implementation Date, and includes, for greater certainty, each Backstopper delivering a Rep Letter to the Issuer.

“Escrow Agent” means an independent third party escrow agent agreed to by the Company and the Backstoppers, in each case acting reasonably.

“Existing Shares” shall have the meaning set out in the Term Sheet.

“Implementation Date” means the date of implementation of the Plan.

“Information Circular” means the information circular to be prepared by the Company and distributed to Noteholders in connection with the meeting of Noteholders to consider and vote on the Plan, all in accordance with applicable order(s) of the Court.

“Issuer” means Jaguar or a new CBCA corporation that is a successor to Jaguar and may issue all New Jaguar Common Shares (including those under the Share Offering) pursuant to the Plan.

“Majority Consenting Noteholders” means Consenting Noteholders holding in aggregate not less than a majority of the aggregate principal amount of the Notes held by all Consenting Noteholders.

“Noteholders” means, collectively, holders of the Notes and “Noteholder” means any one of them.

“Participating Subscriber” means an Eligible Subscriber who validly elects, in accordance with the provisions of the Plan, to subscribe for Offering Shares pursuant to the Subscription Privilege or a Backstopper delivering a Rep Letter to the Issuer.

“Record Date” means December 31, 2013.

“Registration Rights Agreement” means a registration rights agreement between the Issuer and any and all Participating Subscribers and Backstoppers that advise the Issuer they desire to have their Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares registered for resale under the US Securities Act, which agreement shall require the Issuer to promptly prepare and file with the U.S. Securities Commission, and to use commercially reasonable efforts to cause to become effective within 120 days after the Implementation Date, either (a) a “shelf” registration statement under such Act in order to permit resales of such Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares by such Participating Subscribers or Backstoppers or (b) if permitted by the U.S. Securities Commission, an exchange offer registration statement on Form S-4 pursuant to which such Participating Subscribers and Backstoppers would have the opportunity to exchange their Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares for newly-issued shares that will be freely tradable under the US Securities Act, and, in the case of clause (a), to maintain the effectiveness of such registration statement for resales by such parties until such time as the shares covered by such registration statement become freely tradable under U.S. Securities Commission Rule 144 or otherwise or, in the case of clause (b), to maintain the effectiveness of registration statement for a period of not less than thirty (30) days.

“Regulation D” means Regulation D as promulgated by the U.S. Securities Commission under the U.S. Securities Act.

“Regulation S” means Regulation S as promulgated by the U.S. Securities Commission under the U.S. Securities Act.

“Rep Letter” means a letter from a Backstopper to the Company containing representations and warranties relating to such Backstopper’s eligibility to acquire the Offering Shares, Accrued Interest Offering Shares, Backstopped Shares or Backstop Consideration Shares under US Securities Laws, in a form acceptable to such Backstopper and the Company, each acting reasonably.

“Subscription Record Date” means the record date for determining Noteholders entitled to vote on the Plan as set out in the Interim Order or the Meeting Order, as applicable.

“Total Offering Size” means $50,000,000.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or any successor statute.

“U.S. Securities Commission” means the United States Securities and Exchange Commission.

SCHEDULE B

FORM OF CONSENT AGREEMENT

This Consent Agreement is made as of the date below (the “Consent Agreement”) by the undersigned (the “Consenting Party”) in connection with the backstop agreement dated November ●, 2013 (the “Backstop Agreement”) among Jaguar Mining Inc. and the Backstoppers. Capitalized terms used herein have the meanings assigned in the Backstop Agreement unless otherwise defined herein.

RECITALS:

A.
Section 2(d) of the Backstop Agreement allows third parties acceptable to the Non-Defaulting Backstoppers and the Company, in each case acting reasonably, that execute a Consent Agreement to assume the rights and obligations of a Defaulting Backstopper.

B.
Section 8(c) of the Backstop Agreement allows third parties acceptable to the non-Objecting Backstoppers and the Company, in each case acting reasonably, that execute a Consent Agreement to assume the rights and obligations of an Objecting Backstopper.

C.
Section 10(b) of the Backstop Agreement allows third parties acceptable to the non-Breaching/Non-Delivering Backstoppers and the Company, in each case acting reasonably, that execute a Consent Agreement to assume the rights and obligations of a Breaching Backstopper or Non-Delivering Backstopper.

D.
Section 15(n) of the Backstop Agreement allows Backstoppers to assign their rights, interests and obligations under the Backstop Agreement to any Noteholder, holder of Existing Shares or options or other third party; provided that, contemporaneously with the assignment, such assignee delivers an executed Consent Agreement.

E.
The Consenting Party wishes to be bound by the terms of the Backstop Agreement pursuant to Section 2(d), 8(c), 10(b) or  15(n) of the Backstop Agreement, as applicable, on the terms and subject to the conditions set forth in this Consent Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consenting Party agrees as follows:

1.
The Consenting Party hereby agrees to be fully bound as a Backstopper under the Backstop Agreement in respect of the Backstop Commitment that is identified on the signature page in connection with the Share Offering.

2.
The Consenting Party hereby represents and warrants to each of the other Parties that the representations and warranties set forth in Section 4 of the Backstop Agreement are true and correct with respect to such Consenting Party as if given on the date hereof.  In addition, the Consenting Party agrees to deliver to the Company an executed Rep Letter on or before the Election Deadline.

3.	Except as expressly modified hereby, the Backstop Agreement shall remain in full force and effect, in accordance with its terms.

4.
This Consent Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of the United States applicable therein, without regard to principles of conflicts of law.

5.	This Consent Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

[Remainder of this page intentionally left blank; next page is signature page]

 DATED as of _________________________________.

Name of Backstopper or Authorized Representative:

Per:

Name:

Title:

Backstop Commitment:		Address:

$

SCHEDULE C

DECLARATION FOR REMOVAL OF LEGEND

TO:	Computershare Investor Services Inc. as registrar and transfer agent for the shares of [Issuer].

The undersigned seller (a) acknowledges that the sale of an aggregate of ____________ shares of [Issuer] (the “Corporation”) represented by certificate no(s). ______________ to which this declaration relates is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) it is not an affiliate of the Corporation (as defined in Rule 405 under the U.S. Securities Act), (2) either (A) the offer of such securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of a “designated offshore securities market” (as defined in Rule 902 of Regulation S) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as defined in Rule 902 of Regulation S) in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S.

Dated:_____________, 20_____

[Insert seller’s name]
Per:
Name:
Title: